Exhibit H-2

PricewaterhouseCoopers Audit, s.r.o.
Katerinska 40
120 00 Prague 2
Czech Republic
Telephone +420 (02) 5115 1111
Facsimile +420 (02) 5115 6111
ID No. 40765521

REPORT OF INDEPENDENT AUDITORS

TO THE SHAREHOLDERS OF TEPLARNA LIBEREC, A.S.

We have audited the accompanying balance sheet of Teplarna Liberec, a.s. as at 31 December 2001, the related income statement and notes, including the statement of cash flows, for the year then ended (“the financial statements”). The financial statements and underlying accounting records are the responsibility of the Company’s Board of Directors. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Act on Auditors and Auditing Standards of the Chamber of Auditors of the Czech Republic. Those auditing standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the accompanying financial statements present fairly, in all material respects, the assets, liabilities and equity of Teplarna Liberec, a.s. as at 31 December 2001, and the results of its operations and its cash flows for the year then ended in accordance with the Act on Accounting and other relevant legislation of the Czech Republic.

1 March 2002

/s/PricewaterhouseCoopers

PricewaterhouseCoopers Audit, s.r.o.
Represented by

/s/Thomas Linder                                          /s/Ivana Kunova

Thomas Linder                                             Ivana Kunova
Partner                                                   Auditor, Licence No. 1784

PricewaterhouseCoopers Audit, s.r.o. is registered in the Commercial Register with the Municipal Court in Prague, part C section No. 3637, and in the Register of Audit Companies with the Chamber of Auditors of the Czech Republic under Licence No. 021.

                             TEPLARNA LIBEREC, a.s.
                      FINANCIAL STATEMENTS - BALANCE SHEET
                                     ASSETS

                                                        12/31/2001    12/31/2000
                                                       ------------  ------------

                                                              (CZK 000's)

Total Assets                                              567,134       555,609
                                                       ============  ============

Fixed Assets                                              389,435       393,999
                                                       ------------  -----------

    Intangible Assets                                         270           406
                                                       ------------  -----------

      Software                                                230           354
      Royalties                                                40            52
                                                       ------------  -----------

    Fixed (Tangible) Assets                               389,165       393,593
                                                       ------------  -----------

      Land                                                  7,467         7,050
      Constructions                                       138,134       132,650
      Machines, Equipment, Transportation Means and
        Inventory                                         239,257       246,220
      Tangible Assets in the Course of Construction         4,307         7,673
                                                       ------------  -----------

Current Assets                                            176,873       161,083
                                                       ------------  -----------

    Inventories                                             3,448         6,356
                                                       ------------  -----------

      Raw Materials                                         3,448         6,356
                                                       ------------  -----------

    Short-Term Receivables                                 82,119        66,987
                                                       ------------  -----------

      Trade Receivables                                    64,023        55,714
      Tax Receivables and State Subsidies Receivable       18,025        11,214
      Other Receivables                                        71            59
                                                       ------------  -----------

    Financial Assets                                       91,306        87,740
                                                       ------------  -----------

      Cash in Hand                                             70            59
      Cash in Bank                                         13,736        12,681
      Short-Term Investments                               77,500        75,000
                                                       ------------  -----------

    Other Assets                                              826           527
                                                       ------------  -----------

    Accruals and Deferrals                                    503           419
                                                       ------------  -----------

      Prepaid Expenses                                        315           348
      Accrued Revenue                                         188            71
                                                       ------------  -----------

    Anticipated Assets                                        323           108
                                                       ------------  -----------

                             TEPLARNA LIBEREC, a.s.
                      FINANCIAL STATEMENTS - BALANCE SHEET
                         LIABILITIES AND OWNER'S EQUITY

                                                         12/31/2001     12/31/2000
                                                        ------------   ------------

                                                               (CZK 000's)

Total Liabilities and Owner's Equity                        567,134        555,609
                                                        ============   ============

Equity                                                      503,294        507,196
                                                        ------------   ------------

    Registered Capital                                      500,000        500,000
                                                        ------------   ------------

      Registered Capital                                    500,000        500,000
                                                        ------------   ------------

    Reserve Funds                                             3,638          3,583
                                                        ------------   ------------

      Statutory Reserve Fund                                  2,609          2,609
      Statutory and Other Reserves                            1,029            974
                                                        ------------   ------------

    Retained Earnings                                         2,613         27,540
                                                        ------------   ------------

      Retained Profits                                       2,613          27,540
                                                        ------------   ------------

    Profit (Loss) for the Current Period                     (2,957)       (23,927)
                                                        ------------   ------------

Liabilities                                                  58,790         43,505
                                                        ------------   ------------

    Short-Term Liabilities                                   58,790         43,505
                                                        ------------   ------------

      Trade Payables                                         44,162         34,172
      Payroll Payable and Other Liabilities
        to Employees                                          2,636          2,105
      Liabilities for Social Insurance                        1,496          1,328
      Tax Liabilities                                           450            387
      Deferred Tax Liability                                 10,029          5,489
      Other Payables                                             17             24
                                                        ------------   ------------

    Other Liabilities                                         5,050          4,908
                                                        ------------   ------------

      Accruals and Deferrals                                    254          1,235
                                                        ------------   ------------

         Accruals                                              241           1,171
         Deferred Revenue                                       13              64
                                                        ------------   ------------

      Anticipated Liabilities                                 4,796          3,673

TEPLARNA LIBEREC, a.s.
FINANCIAL STATEMENTS - INCOME STATEMENT

                                                                    12/31/2001    12/31/2000
                                                                   ------------  -------------

                                                                          (CZK 000's)

Sale of Production (A)                                                 688,714        546,856
                                                                   ------------  -------------

  Sales of Own Products and Services                                   688,660        546,808
  Own Work Capitalized                                                      54             48
                                                                   ------------  -------------

Cost of Sales (B)                                                      618,941        517,716
                                                                   ------------  -------------

  Raw Materials and Consumables                                        455,769        334,328
  Services                                                             163,172        183,388
                                                                   ------------  -------------

Added Value (A)-(B) (+)                                                 69,773         29,140
                                                                   ------------  -------------

Staff Costs (-)                                                         45,896         46,079
                                                                   ------------  -------------
  Wages and Salaries                                                    32,813         32,798
  Emoluments of Board Members                                              960            960
  Social Security Costs                                                 11,483         11,553
  Other Social Costs                                                       640            768
                                                                   ------------  -------------
Taxes and Charges (-)                                                       58             80
Depreciation of Long-Term Assets (-)                                    33,429         31,868
Sale of Long-Term Assets and Raw Materials (+)                           1,142          1,090
Net Book Amoun to fLong-Term Assets and Raw Materials Sold (-)             650            534
Provisions Written Back to Incoome (+)                                       -         17,707
Amounts Written Back to Operating Assets (+)                             2,111          1,700
Amounts Written Off Operating Assets (-)                                 4,557          3,320
Other Operating Income (+)                                              12,018          7,508
Other Operating Charges (-)                                              4,411          4,480
                                                                   ------------  -------------

Operating Result (C)                                                    (3,957)       (29,216)
                                                                   ------------  -------------

Income from Short-Term Investments (+)                                   1,489          4,618
Interest Income (+)                                                      3,503          1,378
Other Financial Expense (-)                                                116            112
                                                                   ------------  -------------

Result from Financial Transactions (D)                                   4,876          5,884
                                                                   ------------  -------------

Tax on Profit or Loss on Ordinary Activities (E)                         4,215          4,006
                                                                   -----------   -------------
  -current                                                                (325)         1,638
  -deferred                                                              4,540          2,368
                                                                   -----------   -------------

Profit or Loss onOrdinary Activities after
  Taxation (C)+(D)-(E)=(F)                                              (3,296)       (27,338)
                                                                   -----------   -------------

Extraordinary Income (+)                                                   771          4,740
Extraordinary Charges (-)                                                  432          1,329
                                                                   ------------  -------------

Profit (loss) on Extraordinary Items after Taxation (G)                    339          3,411
                                                                   ------------  -------------

Net Proft (Loss) for the Financial Period (F)+(G)                       (2,957)       (23,927)
                                                                   ============  =============

Profit (loss) before Taxation                                            1,258        (19,921)
                                                                   ============  =============

                             TEPLARNA LIBEREC, a.s.
                              CASH FLOW STATEMENT

                                                                     12/31/2001    12/31/2000
                                                                     -----------  --------------

                                                                            (CZK 000's)

Cash Flow from Ordinary Activities

Net Profit/Loss for Current Operations Before Taxation (A)                  919         (23,332)
                                                                     -----------  --------------

Adjustments for Non-Cash Movements (B)                                   31,426          11,683
                                                                     -----------  --------------

    Depreciation of Fixed Assets and Receivables                         34,254          32,343
    Change in General Provisions, Accruals and Prepayments                2,529         (14,164)
    Profit/Loss from Disposal of Tangible Assets                           (365            (500)
    Interest Income and Income from Short-Term Investments               (4,992)         (5,996)
                                                                     -----------  --------------

Net Cash Flows from Ordinary Activities Before Taxation,
    Changes in Active Assets and Extraordinary Items (A) + (B) = (C)     32,345         (11,649)
                                                                     -----------  --------------

Changes in Active Assets (D)                                             (5,583)         51,358
                                                                     -----------  --------------

    (Increase)/Decrease in Receivables                                  (17,751)         (3,177)
    (Increase)/Decrease in Short-Term Liabilitys/Payables                 9,387           2,273
    (Increase)/Decrease in Inventories                                    2,781          52,262
                                                                     -----------  --------------

Net Cash Flows from Ordinary Activities Before Taxation
    and Extraordinary Items (C) + (D) = (E)                              26,762          39,709

Interest Received (G)                                                     4,911           5,996
Income Tax on Ordinary Activities Paid (H)                                 (201)         (4,502)
Extraordinary Cash Movements (I)                                            179            (768)
                                                                     -----------  --------------

Net Cash Flows from Ordinary Activities
    (E) + (F) + (G) + (H) + (I) = (L)                                    31,651          40,435
                                                                     -----------  --------------

Cash Flows from Investing Activities

Acquisitions of Fixed Assets                                            (27,915)        (32,310)
Proceeds from Sale of Fixed Assets                                          775           1,010
                                                                     -----------  --------------

Net Cash Flows From Investing Activities (M)                            (27,140)        (31,300)
                                                                     -----------  --------------

Cash Flows from Financing Activities

Change in Equity(K)                                                        (945)         (1,026)
                                                                     -----------  --------------

    Direct Payments from Reserves                                          (945)         (1,026)
                                                                     -----------  --------------

Net Cash Flows from Financial Activities (J) + (K) = (N)                   (945)         (1,026)
                                                                     -----------  --------------

Net Increase in Cash and Cash Equivalents (L) + (M) + (N) = (O)           3,566           8,109

Cash and Cash Equivalents at the Beginning of the Year (P)               87,740          79,631
                                                                     -----------  --------------

Cash and Cash Equivalents at the End of the Year (O) + (P)               91,306          87,740
                                                                     ===========  ==============